Exhibit 10.3

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of July 27, 2021 and effective as of immediately prior to the consummation of the IPO (as defined below) (the “Effective Time”), is made by and among PowerSchool Holdings, Inc., a Delaware corporation (the “Corporation”), Severin Holdings, LLC, a Delaware limited liability company (the “Company”), and Severin Topco, LLC, a Delaware limited liability company (the “Member”).

WHEREAS, in connection with the initial public offering of the Corporation’s Class A Common Stock (the “IPO”), the Corporation intends to consummate the transactions described in the Registration Statement on Form S-1, as amended (Registration No. 333- 255067);

WHEREAS, immediately following the IPO, the Member owns the number of Common Units and shares of Class B Common Stock set forth on Exhibit A hereto; and

WHEREAS, the parties to this Agreement desire to provide for the exchange of Exchangeable Units together with shares of Class B Common Stock for shares of Class A Common Stock, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Section 1.1 Definitions.

As used in this Agreement, the following terms have the following meanings:

“Affiliate” has the meaning set forth in the LLC Agreement.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, Sunday or other day on which the banks in New York, New York or Folsom, California are authorized by law to be closed.

“Cash Payment” means, an amount in cash equal to the product of (x) the Exchanged Unit Amount, (y) the then-applicable Exchange Rate, and (z) (i) solely in connection with a Change of Control Exchange, the Class A Common Stock Value, and (ii) with respect to any Exchange that is not a Change of Control Exchange, the price to the public or the private sale price, as applicable, of the Corporation’s Class A Common Stock in the substantially concurrent public offering or private sale, net of underwriting (or similar) discounts and commissions, as applicable.

“Change of Control” has the meaning set forth in the Tax Receivable Agreement.

“Change of Control Exchange” has the meaning set forth in Section 2.1(b)(i).

“Change of Control Exchange Date” has the meaning set forth in Section 2.1(b)(iii).

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Corporation.

“Class A Common Stock Value” means, with respect to any Change of Control Exchange, the greater of (x) the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the three (3) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the related Exchange Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock, and (y) the price per share of Class A Common Stock offered by the Person or group that is the acquirer in the applicable Change of Control transaction. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Class A Common Stock Value shall be determined in good faith by a majority of the directors of the Corporation that do not have an interest in the Exchangeable Units and shares of Class B Common Stock being Exchanged.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit” has the meaning set forth in the LLC Agreement.

“Contribution Notice” has the meaning set forth in Section 2.1(a)(iv).

“Corporation” has the meaning set forth in the preamble.

“Effective Time” has the meaning set forth in the preamble.

“Exchange” has the meaning set forth in Section 2.1(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning set forth in Section 2.1(a)(iii).

“Exchange Notice” has the meaning set forth in Section 2.1(a)(iii).

“Exchange Rate” means the number of shares of Class A Common Stock for which one Common Unit (other than Participation Threshold Units) is entitled to be Exchanged. The Exchange Rate will also be used to determine the number of shares of Class B Common Stock that the Member must surrender upon an Exchange, to the extent the Member holds Class B Common Stock on account of such Common Units. On the date of this Agreement, the Exchange Rate shall be 1.00, subject to adjustment pursuant to Section 2.2.

“Exchangeable Unit” means a Common Unit held by the Member; provided that if such unit is a Participation Threshold Unit, Exchangeable Unit means a vested Participation Threshold Unit (as of the applicable Exchange Date) with a Participation Threshold less than the applicable Class A Common Stock Value.

“Exchanged Unit Amount” means, with respect to an Exchange, (i) the number of Common Units (other than Participation Threshold Units) set forth in the applicable Exchange Notice and (ii) the Net Exchangeable Participation Threshold Units set forth in the Exchange Notice.

“First Exchange Time” means the expiration or earlier waiver of any lockup agreement relating to the IPO.

“IPO” has the meaning set forth in the recitals.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof, as the same may be amended, amended and restated or replaced from time to time.

“Manager” has the meaning set forth in the LLC Agreement.

“Member” has the meaning set forth in the preamble.

“Net Exchangeable Participation Threshold Units” means, with respect to an Exchange, an amount equal to the product of (i) the number of Exchangeable Participation Threshold Units set forth in the applicable Exchange Notice and (ii) an amount (greater than zero) equal to (A) one (1) minus (B) a fraction, the numerator of which is the Participation Threshold of the Exchangeable Participation Threshold Units set forth in the applicable Exchange Notice and the denominator of which is the applicable Class A Common Stock Value. For purposes of this calculation, the number of Exchangeable Class Participation Threshold Units will be calculated on the close of business on the day before the Exchange Date based upon the applicable Class A Common Stock Value and Member’s Participation Threshold Unit vesting schedule, and, if necessary, the number of Exchangeable Participation Threshold Units that the Member requested to be exchanged in the related Exchange Notice will be adjusted accordingly.

“Participation Threshold” has the meaning set forth in the LLC Agreement.

“Participation Threshold Unit” has the meaning set forth in the LLC Agreement.

“Permitted Transferee” has the meaning set forth in the LLC Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity, and any government or agency or political subdivision thereof.

“Registration Rights Agreement” means the Registration Rights Agreement by and among the Corporation and the other parties thereto, dated as of the date hereof, as the same may be amended, amended and restated or replaced from time to time.

“Retraction Notice” has the meaning set forth in Section 2.1(a)(vi).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries.

“Takeover Laws” has the meaning set forth in Section 3.1.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated on or about the date hereof, among the Corporation, the Company and the other parties thereto, as the same may be amended, amended and restated or replaced from time to time.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

ARTICLE II

Section 2.1 Exchange of Common Units.

(a) Elective Exchanges.

(i) From and after the First Exchange Time, the Member shall be entitled, upon the terms and subject to the conditions hereof and the LLC Agreement, to surrender Exchangeable Units and a corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate (in each case, free and clear of all Liens) to the Company in exchange for the delivery to the Member (or its designee) of either, at the option of the Corporation, (x) a number of shares of Class A Common Stock that is equal to the product of the applicable Exchanged Unit Amount multiplied by the Exchange Rate or (y) solely in connection with an Exchange (including a Change of Control Exchange) that coincides with a substantially concurrent public offering or private sale of Class A Common Stock, the applicable Cash Payment. The Corporation shall be entitled, at its election, to instead effect a direct exchange with the Member in lieu of the exchange between the Company and the Member described in the preceding sentence. Any exchange of Exchangeable Units and Class B Common Stock for Class A Common Stock or the Cash Payment, as applicable, is defined herein as an “Exchange.” Subject to Section 2.1(a)(ii), after the First Exchange Time the Member may Exchange Exchangeable Units at any time and from time to time. Notwithstanding anything to the contrary herein, neither the Corporation nor the Company shall effectuate a Cash Payment pursuant to this Section 2.1(a) or Section 2.1(b) unless (A) the Corporation determines to consummate a private sale or public offering of Class A Common

Stock on, or not later than five (5) Business Days after, the relevant Exchange Date and (B) the Corporation contributes sufficient proceeds from such private sale or public offering to the Company (or the Corporation retains sufficient proceeds, in the case of a direct exchange) for payment by the Company (or the Corporation) of the applicable Cash Payment. For the avoidance of doubt, the Company (or the Corporation) shall have no obligation to make a Cash Payment that exceeds the cash contributed to the Company by the Corporation (or the cash retained by the Corporation, in the case of a direct exchange) from the Corporation’s offering or sales of Class A Common Stock referenced earlier in this Section 2.1(a)(i).

(ii) Notwithstanding anything to the contrary contained herein, the Member shall not be entitled to effectuate an Exchange of Exchangeable Units (and a corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate) as set forth in this Section 2.1(a), and the Corporation and Company shall have the right to refuse to honor any request for such an Exchange, if at any time the Corporation or the Company determines based on the advice of counsel that such Exchange (1) would be prohibited by law or regulation (including, without limitation, the unavailability of a registration of such Exchange under the Securities Act, or an exemption from the registration requirements thereof) or (2) would not be permitted under any agreement with the Corporation, the Company or any of their Subsidiaries to which the Member is party (including, without limitation, the LLC Agreement). Upon such determination, the Corporation or the Company (as applicable) shall notify the Member, which such notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been honored.

(iii) The Member shall exercise its right to effectuate an Exchange of Exchangeable Units, and a corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate, as set forth in this Section 2.1(a) by delivering to the Company, with a contemporaneous copy delivered to the Corporation, during normal business hours, (A) a written election of exchange in respect of the Exchangeable Units to be exchanged substantially in the form of Exhibit B hereto (an “Exchange Notice”), duly executed by the Member, (B) any certificates in the Member’s possession representing such Exchangeable Units, (C) any stock certificates in the Member’s possession representing such shares of Class B Common Stock and (D) if the Corporation, the Company or any exchanging Subsidiary requires the delivery of the certification contemplated by Section 2.4(b), such certification or written notice from the Member that it is unable to provide such certification. Unless the Member timely has delivered a Retraction Notice pursuant to Section 2.1(a)(vi), an Exchange pursuant to this Section 2.1(a) shall be effected on the fifth Business Day following the Business Day on which the Corporation and the Company have received the items specified in clauses (A)-(D) of the first sentence of this Section 2.1(a)(iii) or such later date that is a Business Day specified in the Exchange Notice (such Business Day, the “Exchange Date”); provided, that the Company may establish alternate exchange procedures as necessary in order to facilitate the establishment by the Member of a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act. On the Exchange Date, all rights of the Member as a holder of the Exchangeable Units and shares of Class B Common Stock that are subject to the Exchange shall cease, and unless the Corporation has elected Cash Payment, the Member (or its designee) shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock to be received by the Member in respect of such Exchange.

(iv) Within two (2) Business Days following the Business Day on which the Corporation and the Company have received the Exchange Notice, the Corporation shall give written notice (the “Contribution Notice”) to the Company (with a copy to the Member) of its intended settlement method; provided that if the Corporation does not timely deliver a Contribution Notice, the Corporation shall be deemed to have not elected the Cash Payment method.

(v) The Member may specify, in an applicable Exchange Notice, that the Exchange is to be contingent (including as to timing) upon the occurrence of any transaction or event, including the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering, Change of Control transaction or otherwise) of shares of Class A Common Stock or any merger, consolidation or other business combination.

(vi) Notwithstanding anything herein to the contrary, the Member may withdraw or amend its Exchange Notice, in whole or in part, at any time prior to 5:00 p.m. Folsom, California time, on the Business Day immediately prior to the Exchange Date by giving written notice (a “Retraction Notice”) to the Company (with a copy to the Corporation) specifying (A) the number of withdrawn Exchangeable Units (and corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate), (B) the number of Exchangeable Units (and corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate) as to which the Exchange Notice remains in effect, if any, and (C) if the Member so determines, a new Exchange Date or any other new or revised information permitted in the Exchange Notice.

(b) Change of Control. In connection with a Change of Control, and subject to any approval of the Change of Control by the holders of Class A Common Stock and Class B Common Stock that may be required:

(i) The Corporation shall have the right to require the Member to effectuate an Exchange of some or all of the Member’s Exchangeable Units, and a corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate (in each case, free and clear of all Liens), with the Corporation or, at the option of the Corporation, with any Subsidiary of the Corporation, in each case, in exchange for the delivery to the Member (or its designee) of a number of shares of Class A Common Stock that is equal to the product of the applicable Exchanged Unit Amount and the Exchange Rate (such Exchange, a “Change of Control Exchange”); provided that, if the Corporation requires the Member to Exchange less than all of its outstanding Exchangeable Units (and corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate), the Member’s participation in the required Exchange shall be reduced pro rata based on ownership of Exchangeable Units. For the avoidance of doubt, any Exchangeable Units and a corresponding number of shares of Class B Common Stock held by the Member that are not Exchanged pursuant to a Change of Control Exchange may be Exchanged by the Member after the Change of Control transaction pursuant to Section 2.1(a) subject to and in accordance with the terms thereof.

(ii) The election of the Corporation pursuant to this Section 2.1(b) shall be at the sole discretion of the Corporation upon the approval thereof by a majority of the directors of the Corporation that do not have an interest in the Exchangeable Units and shares of Class B Common Stock being Exchanged.

(iii) Any Exchange pursuant to this Section 2.1(b) shall be effective immediately prior to the consummation of the Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated) (the “Change of Control Exchange Date”). From and after the Change of Control Exchange Date, (x) the Exchangeable Units and shares of Class B Common Stock Exchanged pursuant to this Section 2.1(b) shall be deemed to be transferred to the Corporation, or the exchanging Subsidiary, as applicable, on the Change of Control Exchange Date and (y) the Member shall cease to have any rights with respect to the Exchangeable Units and shares of Class B Common Stock Exchanged pursuant to this Section 2.1(b) (other than the right to receive shares of Class A Common Stock pursuant to Section 2.1(b)(i) upon compliance with its obligations under Section 2.1(c)).

(iv) The Corporation shall provide written notice of an expected Change of Control to the Member within the earlier of (x) five (5) Business Days following the execution of the agreement with respect to such Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for Exchangeable Units and shares of Class B Common Stock or shares of Class A Common Stock, as applicable, in the Change of Control (which consideration shall be equivalent whether paid for Exchangeable Units and shares of Class B Common Stock or shares of Class A Common Stock), any election with respect to types of consideration that a holder of Exchangeable Units and shares of Class B Common Stock or shares of Class A Common Stock, as applicable, shall be entitled to make in connection with the Change of Control, the percentage of total Exchangeable Units and shares of Class B Common Stock or shares of Class A Common Stock, as applicable, to be transferred to the acquirer by all shareholders in the Change of Control, and the number of Exchangeable Units and shares of Class B Common Stock held by the Member that the Corporation intends to require to be Exchanged for shares of Class A Common Stock in connection with the Change of Control. The Corporation shall update such notice from time to time to reflect any material changes to such notice. The Corporation may satisfy any such notice and update requirements described in the preceding two sentences by providing such information on a Form 8-K, Schedule TO, Schedule 14D-9, Preliminary Merger Proxy on Schedule 14A, Definitive Merger Proxy on Schedule 14A or similar form filed with the SEC.

(c) Exchange Procedure on Change of Control Exchange. On or prior to the Change of Control Exchange Date, the Member shall deliver to the Corporation or the exchanging Subsidiary, as applicable, with a contemporaneous copy delivered to the Company, in each case during normal business hours at the principal executive offices of the Company and the Corporation, respectively: (A) an Exchange Notice, duly executed by the Member, (B) any certificates in the Member’s possession representing all Exchangeable Units being surrendered by the Member, (C) any stock certificates in the Member’s possession representing all shares of Class B Common Stock being surrendered by the Member and (D) if the Corporation, the Company or the exchanging Subsidiary requires the delivery of the certification contemplated by Section 2.4(b), such certification or written notice from the Member that it is unable to provide such certification.

(d) Exchange Consideration. As promptly as practicable on or after the Exchange Date or Change of Control Exchange Date, as applicable, provided the Member has satisfied its obligations under Section 2.1(a)(iii) or Section 2.1(c), as applicable, the Company or the Corporation shall deliver or cause to be delivered to the Member (or its designee), either certificates or evidence of book-entry shares representing the number of shares of Class A Common Stock deliverable upon the applicable Exchange, registered in the name of the Member (or its designee) or, if the Corporation has so elected, the Cash Payment. Notwithstanding anything set forth in this Section 2.1(d) to the contrary, to the extent the Class A Common Stock issued in the exchange will be settled through the facilities of The Depository Trust Company, the Company or the Corporation will, upon the written instruction of the Member, deliver the shares of Class A Common Stock deliverable to the Member through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by the Member in the Exchange Notice. Upon the Member exercising its right to Exchange in accordance with Section 2.1(a)(i) or the occurrence of a Change of Control Exchange, the Company or the Corporation shall take such actions as (A) may be required to ensure that the Member receives the shares of Class A Common Stock or the Cash Payment that the Member is entitled to receive in connection with such Exchange pursuant to this Section 2.1, and (B) may be reasonably within its control that would cause such Exchange to be treated for purposes of the Tax Receivable Agreement as an “Exchange” under the Tax Receivable Agreement.

(e) Legends.

(i) The shares of Class A Common Stock issued upon an Exchange, other than any such shares issued in an Exchange subject to an effective registration statement under the Securities Act, shall bear a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(ii) If (A) any shares of Class A Common Stock have been sold pursuant to a registration statement that has been declared effective by the SEC, (B) all of the applicable conditions of Rule 144 are met, or (C) the legend (or a portion thereof) otherwise ceases to be applicable, the Corporation, upon the written request of the holder thereof, shall promptly provide such holder or its respective transferees with new certificates (or evidence of book-entry shares) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated. In connection therewith, such holder shall provide the Corporation with such information in its possession as the Corporation may reasonably request (which may include an opinion of counsel reasonably acceptable to the Corporation) in connection with the removal of any such legend.

(f) Cancellation of Class B Common Stock. Any shares of Class B Common Stock surrendered in an Exchange shall automatically be deemed cancelled without any action on the part of any Person, including the Corporation. Any such cancelled shares of Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

(g) Expenses. Subject to any other arrangement or agreement between the Company and the Member, each of the Corporation, the Company, any exchanging Subsidiary and the Member shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Corporation shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Member that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of the Member) or the Cash Payment is to be paid to a Person other than the Member that requested the Exchange, then the Member or the Person in whose name such shares are to be delivered or to whom the Cash Payment is to be paid shall pay to the Corporation the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Corporation that such tax has been paid or is not payable.

(h) Publicly Traded Partnership. Notwithstanding anything to the contrary herein, if the Manager of the Company determines in good faith that an Exchange would pose a material risk that the Company would be treated as a “publicly traded partnership” under Section 7704 of the Code, the Corporation or the Company may impose such restrictions on Exchanges, or may decline to effect one or more Exchanges, as the Corporation or the Company may reasonably determine to be necessary or advisable in order to avoid a material risk of such treatment.

Section 2.2 Adjustment.

The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class B Common Stock or Common Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock; or (b) any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class A Common Stock that is not accompanied by a substantively identical subdivision or combination of the shares of Class B Common Stock or Common Units. To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, then upon any subsequent Exchange, the Member shall be entitled to receive the amount of such security, securities or other property that the Member would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security, securities or other property.

Section 2.3 Class A Common Stock to be Issued.

(a) The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be sufficient to effect the conversion of all outstanding Common Units; provided, however, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by delivery of unencumbered purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation or any subsidiary thereof).

(b) The Corporation has taken and will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Corporation (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Corporation (including directors-by-deputization) who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Corporation upon the registration of any class of equity security of the Corporation pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(c) If any Takeover Law or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, the Corporation shall use its reasonable best efforts to render such law or regulation inapplicable to all of the foregoing.

(d) The Corporation covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any Person.

Section 2.4 Withholding; Certification of Non-Foreign Status.

(a) If the Corporation or the Company shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, the Corporation or the Company, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, at its option, withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes that the Corporation or the Company, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the Member.

(b) Notwithstanding anything to the contrary herein, each of the Corporation and the Company may, in its discretion, require that the Member deliver to the Corporation or the Company, as the case may be, a duly completed and executed IRS Form W-9 and any other applicable certifications or documentation reasonably requested by the Corporation or the Company prior to an Exchange. In the event the Corporation or the Company has required delivery of such form but the Member does not provide such form, the Corporation or the Company, as the case may be, shall nevertheless deliver or cause to be delivered to the Member the Class A Common Stock or the Cash Payment in accordance with Section 2.1, but subject to withholding as provided in Section 2.4(a).

Section 2.5 Tax Treatment.

Unless otherwise required by applicable law, the parties hereto acknowledge and agree that any Exchange with the Company or the Corporation shall be treated as a direct exchange between the Corporation and the Member for U.S. federal and applicable state and local income tax purposes. The parties hereto intend to treat any Exchange consummated hereunder as a taxable sale of the Exchangeable Units and Class B Common Stock (if any) by the Member to the Corporation for U.S. federal and applicable state and local income tax purposes except as otherwise mutually agreed to in writing by the Member and the Corporation and no party hereto shall take a position inconsistent with such intended tax treatment on any tax return, amendment thereof or any other communication with a taxing authority, in each case unless otherwise required by a “determination” within the meaning of Section 1313 of the Code. This Agreement and the Tax Receivable Agreement shall each be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Treasury Regulations Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c).

Section 2.6 Contribution of the Corporation.

In connection with any Exchange between the Member and the Company, the Corporation shall contribute to the Company the shares of Class A Common Stock or Cash Payment that the Member is entitled to receive in such Exchange. Unless the Member has timely delivered a Retraction Notice as provided in Section 2.1(a)(vi), on the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date) (i) the Corporation shall make a capital contribution to the Company (in the form of the shares of Class A Common Stock or the Cash Payment that the Member is entitled to receive in such Exchange) required under this Section 2.6, (ii) the Company shall transfer such shares of Class A Common Stock or Cash Payment to the Member in redemption of the Member’s Units in the Company, and (iii) the Company shall issue to the Corporation a number of Common Units equal to the Exchanged Unit Amount surrendered by the Member.

Section 2.7 Distributions.

No Exchange will impair the right of the Member to receive any distribution for periods ending on or prior to the Exchange Date for such Exchange (but for which payment had not yet been made with respect to the Exchangeable Units in question at the time the Exchange is consummated); provided that, for purposes of this Section 2.7, the Member’s right to receive its pro rata portion of any distribution by the Company in respect of such periods shall not be deemed impaired to the extent that the Company has not paid the Corporation its pro rata portion of such distribution prior to the consummation of the applicable Exchange.

ARTICLE III

Section 3.1 Representations and Warranties of the Corporation.

The Corporation represents and warrants that (i) it is a corporation duly incorporated and is existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to deliver the Class A Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by the Corporation and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Corporation, including all actions necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of each of the Corporation’s Board of Directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby (collectively, “Takeover Laws”), (iv) this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated hereby will not (A) result in a violation of the certificate of incorporation of the Corporation or the bylaws of the Corporation or (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Corporation is a party, or (C) based on the representations to be made by the Member pursuant to the written election in the form of Exhibit B attached hereto in connection with Exchanges made pursuant to the terms of this Agreement, result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Corporation or by which any property or asset of the Corporation is bound or affected, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not reasonably be expected to have a material adverse effect on the Corporation or its business, financial condition or results of operations.

Section 3.2 Representations and Warranties of the Company.

The Company represents and warrants that (i) it is a limited liability company duly formed and is existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) result in a violation of the certificate of formation of the Company or the LLC Agreement or (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not reasonably be expected to have a material adverse effect on the Company or its business, financial condition or results of operations.

Section 3.3 Representations and Warranties of the Member.

The Member represents and warrants that (i) it is a limited liability company duly formed and is existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by the Member and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Member, (iv) this Agreement constitutes a legal, valid and binding obligation of the Member enforceable against the Member in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by the Member and the consummation by the Member of the transactions contemplated hereby will not (A) result in a violation of the certificate of formation or limited liability company agreement of the Member or (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Member is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Member or by which any property or asset of the Member is bound or affected, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not in any material respect result in the unenforceability against the Member of this Agreement.

ARTICLE IV

Section 4.1 Notices.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) delivered by means of electronic mail (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if emailed before 5:00 p.m. San Diego, California time on a Business Day, and otherwise on the next Business Day, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company’s books and records (or below, with respect to the Corporation), or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

If to the Company or the Corporation:

PowerSchool Holdings, Inc.

150 Parkshore Dr.

Folsom, CA 95630

with a copy (which shall not constitute notice to the Company or the Corporation) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention: Robert M. Hayward, P.C.; Robert E. Goedert, P.C.

E-mail: robert.hayward@kirkland.com; robert.goedert@kirkland.com

Section 4.2 Permitted Transferees.

To the extent that the Member (or an applicable Permitted Transferee of the Member) validly transfers after the date hereof any or all of its Common Units and corresponding shares of Class B Common Stock after taking into account the Exchange Rate, to a Permitted Transferee of such Person or to any other Person in a transaction not in contravention of, and in accordance with, the LLC Agreement, then the transferee thereof shall have the right to execute and deliver a joinder to this Agreement, in the form attached hereto as Exhibit C. Upon execution of any such joinder, such transferee shall, with respect to such transferred Common Units and shares of Class B Common Stock, be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder; provided that the transferor shall remain entitled to all of the rights and bound by each of the obligations with respect to Common Units and shares of Class B Common Stock that were not so transferred.

Section 4.3 Severability.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.4 Counterparts.

This Agreement and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 4.5 Entire Agreement.

This Agreement, together with the LLC Agreement and the Tax Receivable Agreement, (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and their Permitted Transferees, any rights or remedies hereunder.

Section 4.6 Further Assurances.

Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

Section 4.7 Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 4.8 Consent to Jurisdiction.

Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by United States certified or registered mail (in each such case, prepaid return receipt requested) to such party’s respective address set forth in the Company’s books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

Section 4.9 Waiver of Jury Trial.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

Section 4.10 Amendments.

The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (i) the Corporation, (ii) the Company and (iii) the Member. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.11 Assignment.

Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns and Permitted Transferees.

Section 4.12 Specific Enforcement.

The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

POWERSCHOOL HOLDINGS, INC.

By:	/s/ Eric Shander
Name:	Eric Shander
Title:	Chief Financial Officer

SEVERIN HOLDINGS, LLC

By:	/s/ Eric Shander
Name:	Eric Shander
Title:	Chief Financial Officer

SEVERIN TOPCO, LLC

By:	/s/ Eric Shander
Name:	Eric Shander
Title:	Chief Financial Officer

Signature Page to Exchange Agreement

Exhibit A

	Immediately Following IPO
	Number of Common Units Owned	Number of Shares of Class B Common Stock Owned
Name and Address of Member

Severin Topco, LLC 150 Parkshore Dr. Folsom, CA 95630	39,928,472	39,928,472

A-1

Exhibit B

[Form of]

Exchange Notice

PowerSchool Holdings, Inc.

150 Parkshore Dr.

Folsom, CA 95630

Attention: [•]

Email: [•]

Reference is hereby made to the Exchange Agreement, dated as of [•], 2021 (as amended from time to time, the “Exchange Agreement”), by and among PowerSchool Holdings, Inc., a Delaware corporation (the “Corporation”), Severin Holdings, LLC, a Delaware limited liability company (the “Company”), and Severin Topco, LLC, a Delaware limited liability company (the “Member”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The Member hereby transfers to the Company (or the Corporation, if the Corporation determines to effect a direct exchange with the Member) effective as of the Exchange Date, the number of Exchangeable Units and shares of Class B Common Stock in Exchange for either shares of Class A Common Stock to be issued in its name or, at the option of the Corporation, the Cash Payment payable to the account set forth below, in accordance with the terms of the Exchange Agreement.

Number of Exchangeable Units to be Exchanged: [•]

Participation Threshold(s) of Exchangeable Units to be Exchanged (if applicable): [•]

Number of shares of Class B Common Stock to be Exchanged: [•]

If the Corporation elects a Cash Payment:

Account Number: [•]

Legal Name of Account Holder: [•]

The Member hereby represents and warrants that (i) it is a limited liability company duly formed and is existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite power and authority to enter into this Exchange Notice and to perform the Member’s obligations hereunder; (iii) the execution and delivery of this Exchange Notice by the Member and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Member; (iv) this Exchange Notice constitutes a legal, valid and binding obligation of the Member enforceable against the Member in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; (v) the Exchangeable Units and shares of Class B Common Stock subject to this Exchange Notice are being transferred to the Corporation (or the Company, if applicable) free and clear of any Liens; (vi) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the Member, the Exchanged Units or shares of Class B Common Stock subject to this Exchange Notice is required to be obtained by the Member for the transfer of such Exchanged Units or shares of Class B Common Stock to the Corporation (or the Company, if applicable); and (vii) the Member is either not currently in possession of material non-public information concerning the Corporation or will not be in possession of such material non-public information at the time the shares of Class A Common Stock are sold by the undersigned in any public sale.

B-1

The Member hereby irrevocably constitutes and appoints any officer of the Corporation or the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Corporation (or the Company, if applicable) the Exchanged Units and shares of Class B Common Stock subject to this Exchange Notice and to deliver to the Member the shares of Class A Common Stock or Cash Payment to be delivered in Exchange therefor.

IN WITNESS WHEREOF, the Member, by authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned.

SEVERIN TOPCO, LLC

By:
Name:
Title:

Dated:

B-2

Exhibit C

[Form of]

Joinder

This Joinder (“Joinder”) is a joinder agreement to the Exchange Agreement, dated as of [•], 2021 (as amended from time to time, the “Exchange Agreement”), by and among PowerSchool Holdings, Inc., a Delaware corporation (the “Corporation”), Severin Holdings, LLC, a Delaware limited liability company (the “Company”), and Severin Topco, LLC, a Delaware limited liability company (the “Member”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The Company and the Corporation and the undersigned agree that all questions concerning the construction, validity and interpretation of this Joinder shall be governed by, and construed in accordance with, the law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise. In the event of any conflict between this Joinder and the Exchange Agreement, the terms of this Joinder shall control.

The undersigned, having acquired Common Units and shares of Class B Common Stock, hereby joins and enters into the Exchange Agreement. By signing and returning this Joinder to the Company and the Corporation, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of the Member contained in the Exchange Agreement, with all attendant rights, duties and obligations of the Member thereunder, and (ii) makes each of the representations and warranties of the Member set forth in Section 3.3 of the Exchange Agreement as fully as if such representations and warranties were set forth herein. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder by the Company and the Corporation, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

[●]

Name:

Title:

Dated:

Address for Notice: [●]

C-1